UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2008

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage

Abilene, Kansas 67410-2832

(Address of principal executive offices) (Zip Code)

(785) 263-3350

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2008, Duckwall-ALCO Stores, Inc. (the “Company”) announced that, effective as of April 11, 2008, it has terminated the employment of John Sturdivant, Senior Vice President Store Operations; Ron Mapp, Senior Vice President Merchandising; Mike Gawin, Vice President and Divisional Merchandise Manager Softlines; and Virginia Meyer, Vice President Marketing.

Each of Messrs. Sturdivant, Mapp and Gawin had employment agreements, which provide for continued payment of base salary for 12 months after the date employment terminated, paid in accordance with the Company’s regular payroll practices over the 12 month period in addition to continued provision of benefits coverage during such period.

The Company issued a press release announcing the terminations of these four employees on April 14, 2008. A copy of the press release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated April 14, 2008, furnished solely for the purpose of incorporation by reference into Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2008	DUCKWALL-ALCO STORES, INC.

By: /s/ Donny R. Johnson
Donny R. Johnson
Interim President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press Release dated April 14, 2008, furnished solely for the purpose of incorporation by reference into Item 5.02.